DETROIT DIESEL
                              DISTRIBUTOR AGREEMENT

FORM No. DA 230 (6-16-95)
                           DETROIT DIESEL CORPORATION

                             Distributor Agreement


AGREEMENT, effective the 1st day of January 1996 by and between Detroit Diesel Corporation, hereinafter called Company, and Stewart & Stevenson Services, Inc. of Houston, Harris, Texas, hereinafter called Distributor.

GENERAL  PURPOSE

Company is in the business of manufacturing and marketing power products, including diesel engines, and parts for these products. Company sells its products principally to original equipment manufacturers and to Detroit Diesel Distributors. Company has established a system of independently owned and managed Detroit Diesel Distributors operating at approved locations to (a) sell directly the engines identified in the Products Addendum, herein called Products, and related Parts, (b) actively and effectively promote the purchase and use of Products and related Parts, (c) render prompt, efficient, and courteous service to owners and users of such Products and (d) complement Companys own direct sales activities.

The purpose of this Distributor Agreement, herein called Agreement, is to appoint Distributor as an authorized Detroit Diesel Distributor to sell and service Products and Parts, to establish the location(s) from which Distributor will conduct Distributorship Operations, and to identify the principal management and principal owners of Distributor upon whom Company relies in entering into this Agreement. This Agreement sets forth the rights and responsibilities of Company and Distributor relating to the sale and servicing of Products and Parts and the circumstances in which the Agreement may be terminated.

Accordingly, Distributor and Company hereby agree as follows:

FIRST:  Rights Granted by Company and Acceptance and Acknowledgments by
Distributor

         A.      Rights Granted by Company
In reliance on Distributors agreement to fulfill the responsibilities and perform the functions described in Paragraph SECOND of this Agreement, Company hereby grants Distributor the non-exclusive rights to:
         (1) buy from Company the Products identified in the Products Addendum to this Agreement and related Parts for resale or use by Distributor in its Distributorship Operations;
         (2) identify itself as an authorized Detroit Diesel Distributor and to conduct, at the location(s) approved by Company, herein called Distributorship Locations, all of the Distributorship Operations contemplated by this Agreement; and
         (3) execute dealer agreements with Authorized Dealers approved by Company.

         B.      Acceptance and Acknowledgments by Distributor
Distributor hereby accepts from Company the rights specified in this Paragraph FIRST. In doing so, Distributor acknowledges that:
         (1) Company has reserved to itself the rights to select and authorize other businesses to conduct distributorship operations in connection with Products and Parts and to sell Products and Parts directly to any customer;
         (2) as an independently owned and managed business, Distributor's success and enjoyment of profitable operations will be determined substantially by how effectively its Distributorship Operations are conducted and managed;
         (3) Distributor has not paid any fee or other consideration for this Agreement. Neither this Agreement nor any right granted by this Agreement is a property right; and
         (4) neither this Agreement nor any right or responsibility under this Agreement may be transferred, assigned, delegated or sold by Distributor without the prior written approval of Company.

SECOND:  Assumption of Responsibilities by Distributor

Distributor will establish, maintain and effectively conduct the complete Distributorship Operations contemplated by this Agreement in connection with each of the Products described in the Products Addendum. Distributor hereby assumes and will fulfill the functions and responsibilities reflected in this Agreement, including:
         (1)     sales and sales promotion responsibilities;
         (2) service responsibilities on all Products that may at any time be located in the Area of Responsibility; and
         (3) performance of all of Distributor's other obligations under this Agreement.

THIRD:  Management and Ownership

Company has selected Distributor and has entered into this Agreement in substantial reliance upon:
         (1) Distributor's representation to Company relating to its business organization and financial structure and to its ability to fulfill the functions and responsibilities assumed by Distributor under Paragraph SECOND of this Agreement;
         (2) the personal qualifications and business abilities of Distributor's Principal Manager(s) and Principal Owner(s) who are so designated by Distributor in the Management and Ownership Addendum furnished by Distributor to Company and accepted by Company by its endorsement thereon and whom Distributor represents will have and actively exercise full managerial authority for the operating management of Distributor; and
         (3) the agreement of Distributor and Company that the person(s) named in the Management and Ownership Addendum as Principal Owner(s) will continue to own both of record and beneficially the percentage of ownership interests in Distributor shown therein.

Distributor shall provide, at the request of Company, a plan for the continuation of Distributor in the event of death, incapacity or withdrawal from the business of any person named as a Principal Manager(s) or Principal Owner(s).

Distributor acknowledges that this Agreement is to be construed as a personal service agreement. Accordingly, Distributor agrees that continuation of the business relationship between Distributor and Company established by this Agreement is conditioned upon Distributor continuing to have principal management and principal owners acceptable to Company. If Distributor desires to make a change in its Principal Manager(s) or sell its principal assets or change its ownership, Distributor will give Company prior written notice of the proposed change or sale. Company will base its approval decision on whether the proposed change is likely to result in a successful distributorship operation with acceptable management and ownership which will provide satisfactory sales, service and facilities for users of Products at the approved location.

FOURTH:  Additional Provisions

The additional provisions set forth in the Additional Provisions Applicable to Distributor Agreement, bearing Form No. DA230-A, are hereby incorporated as a part of this Agreement.

FIFTH:  Term

This Agreement will expire without any action by either Distributor or Company on December 31, 1998.

SIXTH:  Execution on Behalf of Company and Distributor

Neither this Agreement nor any related agreement shall be valid unless it bears the signature of a Vice-President, or alternatively the facsimile signature of a Vice President along with, if space is provided, the signature of another duly authorized representative of Company, and it is signed on behalf of Distributor by the duly authorized officer(s) of Distributor.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.



Stewart & Stevenson Services, Inc.                DETROIT DIESEL CORPORATION
         Distributor Firm Name

By   /s/ Garth C. Bates, Jr.                      By   /s/ T. R. Terrell
         Vice President                                    Vice President



WITNESS:_________________________                 By_________________________

DA 232 (6-95)

                      MANAGEMENT AND OWNERSHIP ADDENDUM TO
                             DISTRIBUTOR AGREEMENT

This Management and Ownership Addendum is executed pursuant to Paragraph THIRD of the Distributor Agreement between Company and the undersigned Distributor.

Stewart & Stevenson Services, Inc. a corporation incorporated on 1/31/47 in the State/Province of Texas hereby represents to Company that the following information pertaining to the management and the record and beneficial ownership status of the undersigned Distributor is true, accurate and complete as of January 1, 1993 and understands that any misrepresentation in connection therewith constitutes cause for termination under Article 7.1.2 (b) of the Distributor Agreement.

Names of persons having
Management positions and/or
Record or Beneficial
Ownership interests in
Distributor (Must show
names of Officers, and                             Active in                                               Signature of
Principal Manager(s)                               Distributor-     Principal                              Principal Owners
regardless of any financial       Title            ship (Yes or     Manager          Principal Owner       and Principal
interest)                         if Any           No)              (Yes or No)      (Yes or No)           Managers

C. Jim Stewart II                 Chman            No               No               No
Bob H. O'Neal                     Pr/CEO           Yes              Yes              No
Robert L. Hargrave                VP/Tre.          Yes              No               No
Keith T. Stevenson                V. Pres          Yes              Yes              No
Garth C. Bates, Jr.               V. Pres          Yes              Yes              No
          PUBLICLY TRADED
Total

(Table continued)

                                                   If a Corporation, show number of shares, class
                                                             and percentage of ownership
                                           ______________________________________________________
If a partnership, show                                                     Number of
% of Ownership Interest                    Number of        % of           non-voting        % of
of each person listed                      voting shares    Total          shares            Total

            N/A                            *               *                N/A              N/A
            N/A                            *               *                N/A              N/A
            N/A                            *               *                N/A              N/A
            N/A                            *               *                N/A              N/A
            N/A                            *               *                N/A              N/A
            N/A                            4,587,336       100%             None             N/A


Ownership of record is the ownership reflected on Distributor's books of record (e.g., in the case of a corporation, the name of the trust or person entitled to receive dividends from Distributor). Beneficial owners are those persons that benefit from such an ownership situation (e.g., the beneficiary of a trust). Any beneficial ownership arrangement at Distributor must be explained on a separate sheet and attached to this Distributor Management and Ownership Addendum.

                                           APPROVED AS REPRESENTED BY
DISTRIBUTOR

Stewart & Stevenson Services,Inc.          Detroit Diesel Corporation Company
Distributor Firm Name

By /s/ Garth C. Bates, Jr.                 By /s/ J.R. Terrell
Signature and Title

                   ADDITIONAL INFORMATION CONCERNING OWNER(S)

List below any person named on the reverse side whose ownership interest in Distributor is encumbered.

                                                           Nature and Amount
Name             Lender Name and Address                   of Encumbrance

List below any person named on the reverse side that is now employed by Company, or Affiliated Companies.

Name             Name of Employer

List below any person named on the reverse side that is related to a present employee of Company, or Affiliated Companies.

                 Name of Employee
Name             and Relationship                  Name of Employer

List below any person named on the reverse side that has any ownership in, or is active in the management of, any other entity that merchandises Products.

                          Firm Name, Address and
Name                            Position

List below any person named on the reverse side that has any ownership in, or is active in the management of, any other entity that merchandises diesel engines or parts therefor other than those marketed by Company.

                          Firm Name, Address
Name                      Position and Product Line

REMARKS:
* Stewart & Stevenson Services, Inc., common stock is publicly traded over-the-counter. No individual is currently considered as Principal Owner. However, Detroit Diesel Corporation (DDC) will view any acquisition of 10% or more of the voting stock of Stewart & Stevenson Services, Inc., by any individual, or group of individuals acting in unison, as a change in Principal Ownership and as such subject to DDC approval as set forth in Article 7.12(d) of the DDC Distributor Agreement.

DA 233  (10-1-95)

                                PRODUCTS ADDENDUM
                                       TO
                              DISTRIBUTOR AGREEMENT
                             (Distributor Agreement)

                                      With

                       Stewart & Stevenson Services, Inc.
                              Distributor Firm Name

                                 Houston, Texas
                                  City, State

Effective January 1, 1996, Distributor has a non-exclusive right to buy the following new Products and Parts for use in connection with such Products.

A.       Detroit Diesel engines of the Series and Models/Markets identified:

                 Engine Series                     Models/Markets

                                           Marine          All Others
                 Series 53                   (X)               (X)
                 Series 71                   (X)               (X)
                 Series 92                   (X)               (X)
                 Series 149                  (X)               (X)
                 Series 50/60                (X)               (X)
                 Series 55                   (X)               (X)
                 8.2 Liter                   (X)               (X)

         For service purposes, Products shall include similar products formerly marketed by Company or its predecessor, Detroit Diesel Allison Division of General Motors Corporation, of the same types or series for which Distributor has been approved above.

B.       Perkins Engines supplied to Company by Perkins International Limited.

C.       Detroit Diesel Series 30 / 30G and Series 40 Engines

         This right to buy Series 30, 30G and 40 Engines shall be effective only to the extent that Distributors sales of such Products are for applications into which Company has been authorized to market and promote.

D.       Volvo Penta Engines marketed by Company of the following series:

                                  Compact Collection
                                  Series 31 - 42
                                  Series 61 - 163

                 For service purposes, Products shall include similar products currently or formerly marketed by A.B. Volvo Penta, of the same or similar types or series for which Distributor has been approved above.

E.       Mercedes-Benz Industrial Engines

                 This right to buy Mercedes-Benz Industrial Engines shall be effective only to the extent that Distributor's sales of such Products are for applications into which Company has been authorized to market and promote. Further, this right to buy Mercedes-Benz Industrial Engines applies to exchange engines for direct replacement purposes only. Distributor does not acquire any rights to engage in the sale of such new Products for any other purpose.

F.       MTU diesel engines of the Series identified:

                                  Series 183
                                  Series 396

                 This right to buy MTU engines shall be effective only to the extent that Distributor's sales of such Products are for applications into which Company has been authorized to market and promote.

If Company's authorization to market any of the Products shown in Paragraphs B through F of this Products Addendum is terminated, such Products may be deleted from this Products Addendum by the issuance of a new Products Addendum. In the event of such deletion, the provisions of Article 8.2 regarding repurchase of such Products, Parts and related signs shall apply.

This Products Addendum shall remain in effect unless and until superseded by a new Products Addendum furnished Distributor by Company.


                                                   DETROIT DIESEL CORPORATION
                                                              Company

                                                   By /s/ T.R. Terrell
                                                    Vice President

                                                   By_________________________
                                                     Regional Vice President

(Distributor should file this Products Addendum with current Distributor Agreement)

DA 234  (6-95)

                        AREA OF RESPONSIBILITY ADDENDUM
                                       TO
                             DISTRIBUTOR AGREEMENT
                                      WITH


                       Stewart & Stevenson Services, Inc.
                             Distributor Firm Name

                                 Houston, Texas
                              City, State/Province

Effective January 1, 1996, the area described below shall be the Area of Responsibility.

The counties east of and including the counties of Hardeman, Foard, Knox, Haskell, Throckmorton, Stephens, Eastland, Comanche, Jills, San Saba, McCulloch, Concho, Menard, Kimble, Edwards and Val Verde in the State of Texas; the parishes south of and including the parishes of Beauregard, Allen, Evangeline, Saint Landry, Pointe Coupee, West Feliciana, East Feliciana, Saint Helena, Tangipahoa and Washington in the State of Louisiana; the counties of Hancock, Harrison and Jackson in the State of Mississippi; the counties of Mobile and Baldwin in the State of Alabama; all in the United States of America.

Such Area of Responsibility will be used by Company in making evaluations of the effectiveness of Distributor's performance of its responsibilities under the Distributor Agreement.

The Area of Responsibility will also be used in the development of sales guides and other matters relating to Distributorship Operations.

The Area of Responsibility described herein will continue to be used for the foregoing purposes until it is changed in accordance with the Distributor Agreement.


                                           Detroit Diesel Corporation
                                                   Company

                                           By /s/ J.R. Terrell
                                           Vice President

                                           By__________________________
                                           Regional Vice President

(Distributor should file this Products Addendum with current Distributor Agreement)

DA 235  (6-95)
                             DISTRIBUTOR LOCATIONS
                             AND PREMISES ADDENDUM
                                       TO
                             DISTRIBUTOR AGREEMENT

This Distributorship Locations and Premises Addendum is executed pursuant to
Article 6.1 of the Distributor Agreement between Company and the undersigned Distributor. Distributor and Company hereby agree that as of the date specified, Page 2 hereof, entitled Description of Distributorship Premises, identifies the Distributorship Locations and describes the Distributorship Premises at which Distributor is authorized to conduct Distributorship Operations under the Distributor Agreement. Distributor also represents that Page 2 accurately reflects the terms under which it occupies the premises and the portion used for Distributorship Operations and other uses, if any.Changes in the Distributorship Premises may be effected during the term of the Distributor Agreement in accordance with the provisions of Article 2.3 or Article 6.1.4 and shall be reflected in a new Distributorship Locations and Premises Addendum executed by Distributor and Company.

Stewart & Stevenson Services, Inc.                    Detroit Diesel Corporation
Distributor Firm Name                                 Company

By /s/ Garth C. Bates, Jr., Group Vice President      By /s/ J.R. Terrell
Signature and Title                                   Vice President

January 31, 1996                                           2/28/96
Date                                                       Date

                                  The information set forth herein has been
                                  verified for Company by:

                                  __________________________________
                                  Name                     Title

                                  as of_________________________, 19__

(Distributor should file this Addendum with current Distributor Agreement)





                                              DESCRIPTION OF DISTRIBUTORSHIP
PREMISES

Stewart & Stevenson Services, Inc.      Houston, Texas           January 1, 1996
Distributor Firm Name                   City, State/Province     As of Date
A.       LOCATION AND OWNERSHIP OF PREMISES

                                           Indicate by (X)
                                           Distributorship
                                           Asset
Location         Address                   Leased                   If Leased, Name and Address of Lessor

Main             2707 North Loop West        X                      Mischer Development
                 Houston, TX                                        Houston, TX
2                8631 East Freeway           X                      Stewart & Stevenson Realty
                 Houston, TX                                        Houston, TX
3                3919 Irving Blvd.           X                      Stewart & Stevenson Realty
                 Dallas, TX                                         Houston, TX
5                6530 Agnes                   X                     Stewart & Stevenson Realty
                 Corpus Christi, TX                                 Houston, TX
5                69 Highway South            X                      Miles McInnis & Group
                 Beaumont, TX                                       Dallas, TX
6                5717 I-10 East              X                      Stewart & Stevenson Realty
                 San Antonio, TX                                    Houston, TX
7                2301 Central Freeway East   X                      Bowles Children Trust
                 Wichita Falls, TX                                  Wichita Falls, TX
8                12955 Emmett Road           X                     Stewart & Stevenson Realty
                 Houston, TX                                        Houston, TX
9                1400 Destrehan Avenue       X                      Detroit Diesel Realty
                 Harvey, Louisiana                                  Detroit, MI

B.       DESCRIPTION OF PREMISES LISTED IN "A" ABOVE AND PURPOSE
         FOR WHICH EACH IS TO BE USED BY DISTRIBUTOR

             Describe Use of Premises                                                 Area in Square Feet              Distance
             for Distributorship Operations         No.                Building                        Lot               From
             Specify: New Products Sales,           of          ________________________      ________________________   Main
Location     Service, etc.                          Floors     *D.O. Use     **Other Use     *D.O. Use    **Other Use  Location

Main      Corporate Offices                            4         25,000        53,000          25,000         25,000   XXXX
2         New Product Sales, Retail Parts, Service     2        140,000           0           435,600            0       20
3         New Product Sales, Retail Parts, Service     1        100,000           0           235,000            0      250
5         New Product Sales, Retail Parts, Service     1         33,000           0           261,000            0      210
5         New Product Sales, Retail Parts, Service     1         46,000           0            75,000            0       90
6         New Product Sales, Retail Parts, Service     1         37,000           0           190,575            0      200
7         New Product Sales, Retail Parts, Service     1         11,500           0            42,500            0      380
8         Training Center & Warehouse                  1        117,500           0           300,000            0       15
9         New Product Sales, Retail Parts, Service     2         77,000           0            25,000            0      375

C.       LEASED PREMISES - PROVIDE INFORMATION ON EACH LOCATION
         DESIGNATED AS LEASED IN "A" ABOVE

                 Term of Lease                        Annual                Renewal Options
Location         From             To                  Rental        Term and Date Lessor to be Notified             Annual Rent
                 1/1/89           2/28/05          $ 1,000,000                                                         $
                 5/1/90           4/30/95          $   600,000              None                                       $
                 2/1/87           1/31/97          $   152,964              None                                       $
                 5/1/90           4/30/00          $    88,100              None                                       $
5                4/15/82          4/14/97          $    37,000              Currently in 5 Year Option                 $
6                2/1/87           1/31/97          $   174,000              None                                       $
7                4/1/94           3/31/96          $    60,000                                                         $
8                10/1/90          9/30/00          $    69,600              None                                       $
9                4/1/88           12/31/98         $   380,000              2-3 Year Options                           $

*D.O. Use means the portion of premises listed in "A" above used for Distributorship Operations.
**Show the portion of the distributorship premises used for any purpose other than performance of Distributor's obligation under the Distributor Agreement, and briefly describe such other use or uses.

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

DA 236 (REV 12-95)

                          DETROIT DIESEL CORPORATION*
                      (Hereinafter referred to as Company)

                               Product and Parts
                          Terms of Sale Bulletin No. 1

                                  Issued Under
                      Detroit Diesel Distributor Agreement

                        Effective As Of January 1, 1996

This Terms of Sale Bulletin is furnished Distributor in accordance with the current Detroit Diesel Distributor Agreement. The prices, charges, discounts, terms of sale and other provisions referred to or contained herein shall apply to Products and Parts sold by Company or Detroit Diesel Remanufacturing Centers ("DDR") to Distributor under the provisions of the Distributor Agreement. Such prices, charges, terms of sale and other provisions referred to or contained herein shall apply to all new Products and Parts sold and shipped to Distributor on or after January 1, 1996 and shall remain in effect unless and until suspended by action of Company.

I.       Product Terms of Sale

A.       Prices

The list and/or net prices and discounts applicable to new Products shall be those at time of shipment and are furnished to Distributor in pricing publications announcing new prices, as published from time to time by Company or DDR. These prices do not include taxes.

B.       Discounts on Products

The discount to Distributor from list prices of new Products will be in accordance with and subject to the provisions of pricing publications issued by Company or DDR. Additional discounts and or allowances may be granted Distributor in accordance with and subject to the provisions of pricing publications issued by Company or DDR.

C.       Optional and Extra Equipment

All optional and extra equipment, whether installed on or shipped with Products as part of the Product shipment or shipped separately, will be invoiced to Distributor at the prices at time of shipment shown in pricing publications issued by Company or DDR.

D.       Transportation

Shipments of Products to Distributor will be made F.O.B. shipping point with transportation charges thereon to be paid by Distributor to the carrier. If, for the convenience of Distributor, Company or DDR prepays such transportation charges, they shall be prepaid on Distributor's behalf and for Distributor's account.

E.       Terms of Payment

Payment of the amount at which each Product sold by Company or DDR to Distributor is invoiced to Distributor shall be made as follows:

1. through the use of Electronic Funds Transfer to Company's or DDR's bank account, or such other medium of payment as Company or DDR may agree to accept, with such payment to be made on or prior to the 10th of the month following the month of shipment of such Product, or

2. in accordance with wholesale financing arrangements, at the time of shipment of such Product, which are in effect between Company or DDR, Distributor and a financing institution, with such payment to be made on or prior to the 10th of the month following the shipment of such Product.

In addition, Company or DDR, reserves the right to assess, at its discretion, a late payment charge equal to the prevailing prime interest rate plus 3.0% (calculated on an annualized basis) on the past due balances owing Company or DDR upon failure of Distributor to meet the agreed-upon terms; provided, however, that in the event that applicable federal or state law sets a maximum rate for late payment fees which is less than prime interest rate plus 3.0% (calculated on an annualized basis), the late payment charge assessed hereunder shall be set at the maximum rate for such late payment charges permitted by law.


II.      Parts Terms of Sale

A.       Prices

The prices applicable to new Parts shall be those at time of shipment and are furnished to Distributor in parts price schedules or supplements thereto published from time to time by Company or DDR.

B.       Prepaid Transportation

Normal transportation charges from shipping point to Distributor's facilities will be prepaid by Company or DDR on all individual orders to Company for Parts as outlined in applicable parts bulletins published by Company. Company or DDR reserves the right to select the carrier and method of transporting shipments referred to in this paragraph.

C.       Terms of Payments

The account of Distributor is due and payable, as per statement rendered, less adjustments authorized by Company or DDR, on or before the thirtieth (30th) day of the month (28th) for February) following the date of billing. Payment submission via an Electronic Funds Transfer method approved by Company or DDR or such other medium of payment as Company or DDR may agree to accept is required. If such account is not paid as specified above, further shipments of Parts to Distributor will be made on a Cash in Advance basis only.

In addition, Company or DDR reserves the right to assess, at its discretion, a late payment charge equal to the prevailing prime interest rate plus 3.0% (calculated on an annualized basis) on the past due balances owing Commune or DDR upon failure of Distributor to meet the agreed-upon terms; provided, however, that in the event that applicable federal or state law sets a maximum rate for late payment fees which is less than prime interest rate plus 3.0%, (calculated on an annualized basis) the late payment charge assessed hereunder shall be set at the maximum rate for such late payment charges permitted by law.


D.       Parts Inventory Plans

Distributor may elect to return Parts to Company, or may be granted other allowances, subject to the terms and provisions of applicable parts bulletins published by Company and furnished to Distributor.

E.       Parts Compensation Plans

Company shall compensate Distributor as provided in appropriate parts bulletins and letters published by Company and furnished to Distributor for sale of new Parts purchased from Company and sold by Distributor from its Distributorship Premises.


                                                  DETROIT DIESEL CORPORATION*

                                                  By /s/ Thomas R. Terrell


                   *(In Canada: Detroit Diesel of Canada, Ltd.)

(Distributor should file this Terms of Sale Bulletin with current Distributor Agreement)

DA 238-V  (6-95)

                            SALES ACTIVITY ADDENDUM

In accordance with Article 3.1, effective 1 January 1996,

it is hereby agreed that Distributor shall maintain minimum levels, as follows:

1 Qualified, full-time sales and application specialist(s) for Products

$ 400,000        Minimum Product Inventory

$ 50,000         Minimum Parts Inventory


It is further agreed that, if at any time Distributor's personnel or inventory levels fall below the above minimums, Distributor will take immediate steps to hire qualified personnel or purchase sufficient inventory to meet such minimum levels, as the case may be, and that, without specific approval of Company, Distributor will not remain out-of-compliance for more than 30 days in any instance or 90 days total in any year.

This Addendum is subject to review by Company and may be amended by Company based on a reasonable evaluation of the potential sales for Products and Parts and the needs of users of Products in the Area of Responsibility.



Stewart & Stevenson Services, Inc.                    Detroit Diesel Corporation
Distributor Firm Name                                 Company

By /s/ Garth C. Bates, Jr.                            By /s/ T.R. Terrell
                                                      Vice President

Date                                                  Date   2/28/96

DA 239  (6-95)

                     QUALIFIED PRODUCTS AND OEM'S ADDENDUM
                                       TO
                             DISTRIBUTOR AGREEMENT

Effective January 1, 1996, the below listed qualified Products and OEMs are considered as Excluded Sales under the provisions of Article 3.6, and payment of a service commission by Distributor will not be required for sales of these qualified Products or to these qualified OEM's.

         I.      Qualified Products

                 A. Products installed by Distributor in Generator Sets fabricated by Distributor

                 B. Products upon which substantial modification has been done by Distributor prior to sale (Modification is considered substantial when cost of modification, including tooling cost pro-rated over reasonable volume, exceeds 40% of Distributor's net price for Products as purchased from Company.)

                 C.       Other:     None

         II.     Qualified OEM's

                 A. OEM's whose sole manufacturing and purchasing locations are within the Area of Responsibility.

                 B. OEM's who have at least one manufacturing location within the Area of Responsibility.

                 C.       Other:

                          Sea Ray Boats Inc.: Knoxville,TN; Sykes Creek, FL; Palm Coast, FL

This Addendum will remain in effect until superseded by a new Qualified Products and OEM's Addendum issued by Company, which may become effective upon 90-day notice.

Receipt Acknowledged:

Stewart & Stevenson Services, Inc.                    Detroit Diesel Corporation
Distributor Firm Name                                 Company

By /s/ Garth C. Bates, Jr.                            By /s/ T.R. Terrell
Group Vice President                                  Vice President

                              ADDITIONAL PROVISIONS
                                  APPLICABLE TO
                              DISTRIBUTOR AGREEMENT

Article 1. Glossary of Terms

Affiliated Company

Any company in which Penske Corporation or Detroit Diesel Corporation has a direct or indirect ownership interest.

Agreement

The Distributor Agreement that is executed by Distributor and Company, the Additional Provisions, and all related Addenda.

Area of Responsibility

The area described in the Area of Responsibility Addendum to this Agreement as established by Company from time to time.

Authorized Dealer

A business entity with whom Distributor or Company has executed a form of dealer agreement provided or approved by Company, pursuant to Article 5 of this Agreement.

Detroit Diesel Distributor

A business entity which is a party to a Distributor Agreement with Company or an Affiliated Company for any or all of the Products described in the Products Addendum.

Detroit Diesel Remanufacturing Center ("DDR")

A company or facility which has been authorized by Company to remanufacture and market reliabilt Parts.

Distributorship Location(s)

The location(s) approved by Company for the conduct of Distributorship Operations as identified on the Distributorship Locations and Premises Addendum.

Distributorship Operations

The functions, responsibilities, operations, and activities that are contemplated by this Agreement, including any optional activities undertaken by Distributor in connection with Products and Parts.

Distributorship Premises

The facilities approved by Company at the Distributorship Location(s) for the conduct of the Distributorship Operations as identified on the Distributorship Locations and Premises Addendum.

Marks

The various trademarks, service marks, names and designs owned by or licensed to Company, or an Affiliated Company, and used in connection with Products and Parts.

Parts

New parts or reliabilt remanufactured parts which are marketed by or for Company for use in connection with Products and which are listed in current parts catalogs, price schedules and supplements thereto furnished by Company.

Products

The new engines that are described in the Products Addendum, plus reliabilt Products and all past products marketed under the same trade name.

Principal Manager(s)

The individual manager(s) of Distributor identified in the Management and Ownership Addendum approved by Company upon whose personal service Company relies in entering into this Agreement.

Principal Owner(s)

Owner(s) of Distributor upon whose stated record and beneficial ownership interests in Distributor, as set forth in the Management and Ownership Addendum, Company relies in entering into this Agreement.

reliabilt Products and reliabilt Parts

Used Products and Parts which have been remanufactured under license agreements executed by Company and which are marketed by Company, DDR or Detroit Diesel Distributors under the reliabilt trademark.

Service Policy Manual

The manual of that name furnished by Company to Distributor, as modified by change notices, letters or revision sheets.

Terms of Sale Bulletins

Bulletins furnished by Company to Distributor setting forth the terms of sale and other provisions that apply to sales of Products and Parts by Company to Distributors as issued from time to time or as modified by any change notices, letters or revision sheets.

Article 2. Company Rights and Responsibilities

2.1      General

Company is responsible for determining which products it will market and the methods it will use to sell those products to Detroit Diesel Distributors or other customers.

2.2      Products and Parts

Company shall determine the Products and Parts it will sell to Distributor and other customers. Company will furnish Distributor with a Products Addendum identifying Products and Parts available for purchase by Distributor. The Products Addendum may be changed by Company by furnishing Distributor with a new Products Addendum. Company is under no obligation to include all products sold by Company in Distributor's Products Addendum.

Certain Products applicable to the marine market, may require particular tools, analytical and engineering equipment, personnel with expertise and training in such Products, and/or complementary components. If Distributor fails to provide or have available any of these requirements, as determined by Company in its sole discretion, so that Company has reasonable cause to believe Distributor is unable or unwilling to adequately serve this market, Company may delete Products related to this market from Distributors Products Addendum and may assume the responsibility for this market and the ability to sell to purchasers of such deleted Products within the Area of Responsibility, or Company may assign the responsibility to another Detroit Diesel Distributor.

2.3      Distributors, Branches and Authorized Dealers

2.3.1    Number and Location

Company is responsible for determining the number and location of Detroit Diesel Distributors, branches and Authorized Dealers. Distributor will not establish a branch or other location for the conduct of Distributorship Operations or appoint an Authorized Dealer without the prior written approval of Company.

2.3.2   Character of Changes

Company reserves the right to (a) reassign a portion of the Area of Responsibility to another Detroit Diesel Distributor; and/or (b) establish an additional Detroit Diesel Distributor in the Area of Responsibility.

If Company believes any such changes are appropriate, Company and Distributor shall endeavor to reach agreement reflecting the changes to be effected, the manner in which they will be accomplished, and the time period for completing such changes.

If Company determines in its sole discretion that agreement satisfactory to Company cannot be reached with Distributor, Company shall notify Distributor in writing of the changes that it will put into effect and the timing of such changes.

As a result of any such changes effected by Company, Company shall furnish to Distributor a new Area of Responsibility Addendum, as required.

2.4      Sales to Distributor

2.4.1    Orders

Distributor shall submit orders for Products and Parts in accordance with ordering procedures furnished Distributor by Company. Distributor's orders are not binding until accepted by Company and may be cancelled by Distributor until that time. After Company's acceptance of an order, Distributor may not modify or cancel such order without the written consent of Company, except in the case of a price increase as provided in this Article 2.4. Company may establish a reasonable cancellation charge to be paid by Distributor.

If the productive capacity of Company manufacturing sources are insufficient at any time to meet the demand for Products or Parts, Company will endeavor to distribute Products and Parts in a fair and equitable manner.

Company will not be liable for any delay or failure to deliver Products and Parts where caused, in whole or in part, by:

(a) any strike or labor trouble affecting operations of Company, Affiliated Companies or their suppliers;

(b) any shortage or curtailment of utilities, materials, transportation or labor or any shortage or damage to the facilities of Company, Affiliated Companies or their suppliers;

(c) any act of government, including the enactment of laws or regulations or issuance of judicial or admin-istrative injunctions or orders;

(d) any curtailment or discontinuance of production by Company, Affiliated Companies or their suppliers;

(e)      any cause beyond the control of Company, Affiliated
         Companies or their suppliers.

2.4.2    Prices and Terms of Sale

Prices, charges, discounts, allowances and other terms of sale applicable to purchases of Products and Parts will be those established by Company in pricing publications and the Terms of Sale Bulletins in effect at the time of shipment to Distributor. Company has the right to change the prices, charges, discounts, allowances and other terms of sale for Products and Parts at any time.

Company will give written notice to Distributor of any price increase before shipping any Products to which such increase applies. Distributor may cancel or modify the affected orders for Products by delivering a written notice of cancellation to Company within 20 days of receipt of Companys announcement of such price increase.

2.4.3    Shipments

Unless otherwise agreed, Company shall arrange for shipment services on Distributor's behalf and account. Products and Parts will be shipped to Distributorship Locations or other locations authorized by Company. Company shall not be liable for any delays, losses or damages in shipment.

If any Products or Parts ordered by Distributor are diverted or returned because of Distributor's delay or failure to accept delivery, Distributor will pay any additional costs incurred by Company as a result of such diversion or return.

2.4.4    Warranties on Products or Parts

Company warrants new Products and Parts as set forth in documents containing those warranties that Company provides with such Products and as set forth in the Service Policy Manual.

EXCEPT AS OTHERWISE PROVIDED BY LAW, THE WRITTEN COMPANY WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO NEW PRODUCTS AND PARTS. WITH RESPECT TO DISTRIBUTOR, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY. EXCEPT AS MAY BE PROVIDED UNDER AN ESTABLISHED COMPANY PROGRAM OR PROCEDURE, COMPANY NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PRODUCTS AND PARTS, AND COMPANY'S MAXIMUM LIABILITY IS TO REPAIR OR REPLACE THE PRODUCT OR PART.

2.4.5    Change in or Discontinuance of Products or Parts

Company may discontinue any Products or Parts or lines of Products or Parts or change the design or specifications of any Products or Parts at any time without notice and without incurring any obligation to Distributor.

Company may install any equipment or accessories or incorporate any design features required by law on any Products or Parts ordered by Distributor, whether or not such items or features are included in Distributor's order.

2.5      Assistance to Distributors

2.5.1    Counseling

Company shall counsel Distributor on sales, service and other related matters.

2.5.2    Manuals, Bulletins and Materials

Company shall provide Distributor with manuals, bulletins and other materials considered appropriate by Company and will inform Distributor of any applicable charges.

2.5.3    Advertising and Sales Promotion

Company shall make advertising and sales promotion programs and materials available to Distributor as considered appropriate by Company and will inform Distributor of any applicable charges.

2.5.4    Training

Company shall provide training programs and materials considered appropriate by Company to assist Distributor in fulfilling its responsibilities to train personnel of Distributor, Authorized Dealer(s) and Product users. Company shall inform Distributor of any applicable charges. Company shall not be responsible for any compensation payable to personnel of Distributor, Authorized Dealer(s) or Product users while attending such courses or for related travel and living expenses.

2.5.5    Engineering

Company may provide Product application guidelines and/or consulting engineering service to Distributor. Distributor's responsibility for proper installation and application shall remain the same as provided in Article 3.3.

Company acknowledges that some third parties who acquire Products or Parts from Distributor may install or apply such Products or Parts independent of Distributor and that, in such instances, Distributor shall have no application or installation responsibility to such third parties or the owner/user of such Products and Parts.

2.6      Payment and Compensation for Performance of Specified Responsibilities

2.6.1    Payment for Performance of Service Responsibilities

Company will pay Distributor for the replacement of Parts or will provide Distributor with the Parts required and pay for labor in accordance with the applicable provisions of the Service Policy Manual for all warranty repairs, special policy adjustments and campaign inspections or corrections performed directly by Distributor in its conduct of service operations.

Company will pay Distributor in accordance with the Service Policy Manual for approved claims submitted by Distributor on behalf of Authorized Dealers in connection with their performance of warranty repairs, special policy adjustments and campaign inspections and corrections for Products and Parts for which such Authorized Dealers have service responsibilities.

2.6.2    Compensation for Performance of Specified Responsibilities

Company will compensate Distributor, as provided in appropriate manuals, bulletins and letters furnished Distributor by Company, for the performance of specified service, sales, sales promotion and distribution functions.

Article 3. Distributor Sales Responsibilities

3.1      Retail Sales, Wholesale Sales and Sales Promotion Activities

Distributor shall aggressively and effectively perform the following sales activities in the Area of Responsibility:

(a) retail sales of Products and Parts to users and prospective users.

(b) wholesale sales of Products and Parts to original equipment manufacturers (OEM), and Authorized
         Dealers.

(c) promote purchases by dealers, users and potential users of OEM products equipped with Products.
         Such purchases will significantly benefit Distributor and Authorized Dealers because all such expanded use of Products creates opportunities for the sale of additional Products, Parts and services. The ability of Company to sell to OEMs is substantially dependent upon such Distributor promotional activities.

To clarify minimum levels of certain sales and sales promotion responsibilities, at the sole discretion of Company, Distributor and Company may periodically execute a Sales Activity Addendum applicable to selected Products which will establish the number of sales personnel assigned to such Products and the minimum inventories of such Products and Parts.

Distributor acknowledges that Company has reserved the right to sell Products and Parts directly to any customers, including but not limited to, OEM's. However, nothing in this Agreement shall be construed to restrict the right of Distributor to sell any Product or Part to any customers within the Area of Responsibility, including OEM's.

3.2      Sales Efforts

In furtherance of its responsibilities, Distributor shall:

(a) employ a force of trained management and sales personnel considered adequate by Company;

(b) build and maintain customer confidence and satis-faction;

(c) establish and maintain regular contacts with prospec-tive purchasers of Products and Parts and equip-ment using Products and with others who influence purchases;

(d) employ effective ethical sales, advertising and pro-motion programs and activities; and

(e) actively participate in industry and trade associations and support programs for exhibiting and demonstrat-ing Products.

3.3      Application and Installation

Distributor shall be responsible for proper application and installation, and for supervision of proper application and installation by a third party where appropriate, of all Products sold by Distributor.

Company acknowledges that some third parties who acquire Products or Parts from Distributor may install or apply such Products or Parts independent of Distributor and that, in such instances, Distributor shall have no application or installation responsibility to such third parties or the owner/user of such Products and Parts.

However, Company assumes no responsibility for the proper application or installation of any Products or Parts sold by Distributor.

Distributor shall provide Company all information including End Product Questionnaires (EPQ) and Pilot Installation Descriptions (PID) requested concerning applications, modifications and installations of Products. Failures resulting from improper application, modification or installation are not the responsibility of Company. Distributor will reimburse Company for any expenses or other liabilities incurred by Company as a result of Distributors improper application, modification or installation of Products.

3.4      Sales Performance Evaluation

Distributor's sales performance will be evaluated by Company based upon Distributor's sales achievement as compared to sales objectives established by Company for Distributor and to the sales achievement of other Detroit Diesel Distributors.

In addition, Company will consider other relevant factors including, but not limited to:

(a)      the trend of Distributor's sales performance;

(b) the manner in which Distributor has conducted sales operations, including advertising, sales promotion and treatment of customers;

(c)      sales resulting from Distributor's efforts to support
         Company sales to OEM's;

(d) the manner in which Distributor has submitted orders for Products to Company;

(e)      availability of Products to Distributor; and

(f)      significant local conditions that may have affected
         Distributor's performance.

3.5      Distribution and Sale of Products and Parts

In the distribution or sale of new, rebuilt or remanufactured engines, or new, rebuilt or remanufactured components or new service parts for engines or in the servicing of engines, Distributor and/or its Principal Owner(s) or Principal Manager(s) shall exclusively promote, sell, use and service Products and Parts, either in Distributorship Premises or in other locations owned, operated or managed by Distributor, Principal Owner(s), or Principal Manager(s) of Distributor, unless otherwise agreed by Company.

Distributor may sell or promote products and parts which do not compete with Products and/or Parts marketed by Company if Distributor provides notice to Company of its intention to do so reasonably in advance of the commencement of such activity and if Distributor is otherwise in compliance with its responsibilities under this Agreement.

3.6      Sales Outside Area of Responsibility

3.6.1    Service Commission for Sales Outside Area of Responsibility

Distributor agrees that on sales of any Products by Distributor, directly to customers outside the Area of Responsibility, or directly or indirectly to customers whose initial substantial use of the Products will be outside the Area of Responsibility including, but not limited to, sales outside the United States of America, it will pay or cause to be paid to the Detroit Diesel Distributor in whose area of responsibility the Products are sold, or where their initial substantial use occurs, a service commission as defined by and in accordance with applicable provisions of the Service Policy Manual.

Distributor agrees to accept charges against its accounts with Company and other Detroit Diesel Distributors in implementing this Article 3.6. Distributor acknowledges that in actions taken by Company in implementing this Article 3.6 and remitting a service commission to the Detroit Diesel Distributor in whose area of responsibility a sale of a Product by a Detroit Diesel Distributor has taken place, or where the initial substantial use of the Product sold by Detroit Diesel Distributor occurs, Company shall act in the sole capacity of an accommodation transferor, but without liability to either party, except for its gross negligence, or assurance that such service commission, disputed or undisputed, shall be paid.

Company shall effect such payment on behalf of Distributor by charging Distributor's account with Company with the amount of the service commission and crediting the other Detroit Diesel Distributor's account with Company with the amount so charged.

3.6.2    Excluded Sales

In view of the active and effective efforts required of a Detroit Diesel Distributor to continuously promote and sell Products, and such sale, or the initial substantial use, of a Product may occur outside the selling Detroit Diesel Distributor's area of responsibility, a service commission on the sale of the Product shall not be paid if (i) the purchaser has a bona fide purchasing office, as solely determined by Company, in the selling Detroit Diesel Distributor's area of responsibility or (ii) if the Product is installed in a vehicle or end-product owned or operated by the customer and located in the selling Detroit Diesel Distributor's area of responsibility at time of installation, or (iii) the Product is a qualified product as listed on the selling Detroit Diesel Distributor's Qualified Products and OEM's Addendum, or
(iv) the customer is a qualified OEM as listed on the selling Detroit Diesel Distributor's Qualified Products and OEM's Addendum or Company has specifically exempted a sales transaction from this provision prior to the execution of the sale.

In addition, a service commission shall not be paid (i) on sales of Products to the governments or certain agencies of the United States of America or the Dominion of Canada or to certain governmental units thereof, as Company, from time to time, will delineate, for use by such government or agencies, or (ii) if the sale is to a customer who is an authorized Detroit Diesel Distributor and the selling Detroit Diesel Distributor is not in default under the distributor agreement.

3.6.3    Resolution of Disputes

Distributor agrees to accept and abide by Company's decision in disputes arising with respect to service commissions payable pursuant to this section.

Article 4. Distributor Service Responsibilities

4.1      General Responsibility

Distributor agrees to perform directly and through Authorized Dealers, the service obligations of Company, Distributor and Authorized Dealers on all Products in the Area of Responsibility, regardless of origin of purchase. This work will be performed promptly, in a good and workmanlike manner and in accordance with the Service Policy Manual and other publications provided by Company.

Except as authorized by Company, neither Distributor nor any Authorized Dealer shall charge a customer for parts or service for which Distributor or Authorized Dealer will be paid by Company or another Detroit Diesel Distributor.

In furtherance of its service responsibilities, Distributor shall, at each Distributorship Location

(a) employ a force of trained management and service technicians who are accredited and trained on all current Products for which Distributor is authorized by this Agreement to service;

(b) establish and maintain service facilities satisfactory in appearance and size for the conduct of service operations;

(c)      maintain current applicable service information;

(d) provide and maintain tools and equipment consid-ered necessary by Company, including at least those listed in the Special Service Tool and Equipment Lists, Distributor Training Standards Manual and other applicable bulletins for all Products for which Distributor is authorized by this Agreement to ser-vice; and

(e) provide and maintain properly equipped service vehicles or other means of providing satisfactory customer service.

4.2      Warranties

Distributor shall deliver, and shall require Authorized Dealers to deliver, a copy of the warranty applicable to Products or Parts to each customer purchasing a Product or Part and shall explain the provisions to any customer requesting such explanation. Such warranty shall be delivered at the time of sale, but not later than the time of delivery, of the Product or Part to the customer. Distributor shall use its best efforts to have other OEM dealers provide a copy of the warranty applicable to Products and Parts installed in OEM equipment purchased by OEM dealer's customer.

Distributor shall explain and cause its Authorized Dealers to explain to customers the proper operation instructions and requirements for Products.

4.3      Warranty, Special Policy and Campaign Repairs

Distributor shall perform and shall cause its Authorized Dealers to perform, in accordance with the Service Policy Manual, (a) warranty repairs on all Products and Parts qualifying for such repairs; (b) special policy adjustments approved by Company; and (c) campaign inspections and corrections that are directed by Company on Products and Parts.

In performing the above work, Distributor will, unless otherwise authorized in writing by Company, use only Parts. Distributor shall provide and shall cause its Authorized Dealers to provide to each customer a copy of the repair order for the above work.

4.4       Representations as to Parts

Distributor shall not, and shall assure that Authorized Dealers shall not, represent parts not marketed by Company as Parts marketed by Company.

4.5      Start-Up Inspections

Distributor shall perform, or shall designate an Authorized Dealer to perform, start-up inspections on new Products qualifying for such services in accordance with provisions of the Service Policy Manual. Distributor will send to Company the required forms showing completion of such start-up inspections.

4.6      Service Performance Evaluation

Distributor's service performance will be evaluated by Company based upon, but not limited to, the following factors:

(a)      customer confidence and satisfaction;

(b) the manner and efficiency in which Distributor con-ducts service operations;

(c) the adequacy of facilities, tools and equipment, and personnel;

(d)      the effectiveness of its Authorized Dealers;

(e) accuracy of claims and processing of Applications for Adjustment ("AFA") or other payments to dealers and customers; and

(f)      availability of Parts for service operations.

Article 5. Authorized Dealers

5.1      Appointments

Distributor and Company recognize that for Distributor to properly fulfill its service, sales and promotional responsibilities relating to Products and Parts, it will be necessary for Distributor to appoint qualified dealers at locations selected by Company or proposed by Distributor in the Area of Responsibility. Each such dealer will be owned and operated independently of Distributor and its employees and owners and subject to approval by Company.

When each such dealer has executed with Distributor a form of dealer agreement provided or approved by Company, Company will confirm its approval in writing to Distributor.

5.2      Failure to Appoint

If Distributor fails to appoint a qualified dealer approved by Company or at a location requested by Company within ninety (90) days after receipt of such written request, Company may appoint a dealer directly.

5.3      Administration of Authorized Dealers

Distributor shall provide an adequate number of capable employees to administer and advise Authorized Dealers in all phases of their operations.
Distributor shall assure that the qualifications of each Authorized Dealer are maintained to adequately support customer needs for Products designated in the dealer agreement and for Parts.

Distributor is responsible for training Authorized Dealer personnel in procedures and techniques applicable to the sales and service of such designated Products and Parts.

Company personnel have the right to contact Authorized Dealers directly to determine the manner in which they perform their responsibilities and to provide assistance as appropriate.

Article 6. Distributor Requirements

6.1      Distributorship Locations and Premises

6.1.1    Establishment of Distributorship Locations and Premises
Distributor will establish and maintain Distributorship Premises at the Distributorship Location(s) approved by Company. Such Distributor Premises shall be acceptable to Company, in appearance, functionality, trademarks, cleanliness, and neatness, and adequate in size and properly equipped for the conduct of Distributorship Operations.

Further, Distributor shall not, without prior written approval of Company, conduct, or allow any other person or entity to conduct, any activities in conflict with Distributor Operations at any Distributorship Location or within any building located on the property leased or owned by Distributor, Principal Owners or Principal Managers or any building contiguous to the Distributorship Premises.

6.1.2    Establishment of Distributor Branches

Distributor will, upon written request by Company, establish Distributorship Premises at a branch location(s) selected by Company for the conduct of Distributorship Operations. Each such branch shall be owned and operated by Distributor. The appointment by Distributor of an Authorized Dealer will not fulfill Distributor's responsibility to establish a branch location requested by Company.

If Distributor fails to establish a branch within six (6) months after receipt of a written request from Company, Company may change the Area of Responsibility, establish an additional Detroit Diesel Distributor or directly appoint a dealer at such location.

6.1.3    Execution of Distributorship Locations and Premises Addendum

The Distributorship Locations and Distributorship Premises, including branch locations established by Distributor at the request of Company, and the purposes for which such Premises will be used, will be reflected in a Distributorship Locations and Premises Addendum executed by Distributor and Company. Distributor, or any of its owners, will not conduct any of the Distributorship Operations at any location that is not reflected in such Addendum.

6.1.4    Changes Proposed

If Distributor desires to establish, change or eliminate any Distributorship Premises or change the use of any Distributorship Premises, it shall advise Company in writing and obtain prior written approval of any such change. Any such change approved by Company shall be reflected, when implemented, in a new and superseding Distributorship Locations and Premises Addendum.

If Distributor does not obtain such prior written approval, Company may terminate this Agreement. In any event, Company may exercise its right under
Article 2.3.2 to modify the Area of Responsibility or appoint an additional Distributor.

6.1.5    Business Hours

Distributor shall maintain its Distributorship Premises open to serve customers during all days and hours which are customary in the trade and lawful and necessary to properly serve customers in the Area of Responsibility. Distributor shall provide emergency service in the Area of Responsibility on a seven (7) day per week, twenty-four (24) hour per day basis.

6.1.6    Signs

Distributor shall install and maintain, at its own expense, only signs approved by Company at the Distributorship Premises and assure that the Authorized Dealers utilize signs approved by Company.

6.1.7    Distributor Name

Distributor's business name must be approved in writing by Company.

6.2      Capital

Distributor shall provide working and equity capital as mutually agreed upon by Company and Distributor to adequately fulfill Distributor's responsibilities under this Agreement.

6.3      Personnel

Distributor shall provide competent management and a sufficient staff of personnel who are adequately trained to perform the Distributor's responsibilities under this Agreement.

6.4       Inventory

Distributor shall maintain an inventory of Products and Parts adequate to meet the needs of Authorized Dealers and other customers located in the Area of Responsibility.

Distributor will assure that Authorized Dealers maintain an inventory of Parts considered adequate by Distributor to meet the needs of Dealers' customers.

6.5      Government Regulations

Distributor and Company will provide each other with such information and assistance as reasonably requested to facilitate compliance with government laws, regulations and orders relating to Products and Parts. Distributor shall be responsible for complying with applicable laws, regulations and orders. Company and its suppliers shall not be required to change their materials, designs, or production processes in any way to meet such regulations, but shall endeavor to achieve Product and Part conformance where, in their sole judgment, such conformance is practical and is economically justified.

6.6      Training

In order to maintain and develop qualified personnel, Distributor shall send appropriate personnel, at its own expense, to conferences and training programs provided by Company.

Distributor shall establish and maintain training programs recommended by Company devoted to training personnel of Distributor, Authorized Dealer(s) and Product users.

6.7      Accounting System, Records, Reports and Audits

Distributor agrees to maintain accounting systems in a manner approved by Company. Distributor further agrees to furnish to Company complete and accurate financial statements on a periodic basis as required by Company in a form satisfactory to Company, including upon request, an annual audited financial statement for Distributorship, and if applicable, subsidiary or parent companies.

Distributor shall maintain complete and accurate sales, service, parts, training and other appropriate records designated by Company in a form satisfactory to Company and shall cause its Authorized Dealers to maintain similar records. Distributor agrees to maintain such records and to cause its Authorized Dealers to maintain similar records for a minimum period of two (2) years in a form satisfactory to Company.

Distributor authorizes, and will cause each Authorized Dealer to permit, any designated representative of Company to examine, audit, reproduce and take copies of any Distributor or Authorized Dealer accounts and records required under this Agreement or under the authorized dealer agreement provided or approved by Company.

Company will not furnish any data submitted by Distributor to any third party unless authorized by Distributor or required by law, or pertinent to judicial or government administrative proceedings.

Distributor agrees to furnish, upon reasonable notice during regular business hours, when requested by Company, accurate information covering Distributor's sales of Products and Parts and reliable forecasts of Distributor's requirements for Products and Parts.

6.8      Distributor Business Plans

Using the outline furnished by Company, Distributor shall submit to Company a distributor business plan covering the items specified in such outline. A distributor business plan shall be prepared and submitted for each calendar year or for such other period as may be specified by Company. Company will advise Distributor in writing of any recommended changes in such plan.

Distributor's performance will be evaluated by Company on the basis of how effectively it has met the goals and objectives set forth in the distributor business plan, including any recommendations made thereon in writing by Company. Additionally, consideration will be given to the manner in which Distributor has fulfilled its sales, service and premises responsibilities. Such evaluation will also consider performance of Authorized Dealers.

6.9      Trademarks and Service Marks

6.9.1    Ownership

Distributor acknowledges and will cause each Authorized Dealer to acknowledge that Company, or an Affiliated Company is the exclusive owner or the authorized licensee of the various trademarks, service marks, names and designs used in connection with Products and Parts (herein called Marks).

6.9.2    Display and Use of Marks

Distributor is granted and Distributor will grant each Authorized Dealer the non-exclusive right to display such Marks in the conduct of Distributorship Operations by Distributor and sales and service operations relating to Products and Parts by Authorized Dealers. Distributor will discontinue and will cause an Authorized Dealer to discontinue the display or use of any such Mark or change the manner in which any such Mark is displayed or used when requested to do so by Company. Distributor will not use or permit Authorized Dealers to use any Mark as part of the name under which the business of Distributor or an Authorized Dealer, or any company affiliated with Distributor or an Authorized Dealer, is conducted without the prior written approval of Company. Any such approval by Company shall be automatically rescinded upon the expiration or termination of this Agreement.

During the term of this Agreement, Distributor will not use and will not permit an Authorized Dealer to use any mark or name so resembling such Marks as to be likely to confuse or deceive.

Distributor shall not remove or alter Marks or other identifications used on or in connection with any Product or add any Marks or other identification without Company's prior approval.

6.9.3    Discontinuance of Use Upon Termination

Upon the expiration or termination of this Agreement, Distributor will immediately discontinue and cause each Authorized Dealer to discontinue, at Distributor's and each Authorized Dealer's expense, all use and display of Marks. Thereafter, Distributor will not use, either directly or indirectly, any Marks or any other marks so resembling such Marks as to be likely to confuse or deceive. Failure of Company and Distributor to complete the purchase and sale of signs under the provisions of Article 8.2.1 of this Agreement shall not relieve Distributor of its obligation to discontinue the use of such Marks on such signs.

6.9.4    Not to be Registered by Distributor

Distributor will not take any action, directly or indirectly, to register or cause to be registered any Marks in its favor or in the favor of any third party.

6.9.5    Liability for Failure to Discontinue Use

Distributor shall reimburse Company, or Affiliated Companies, for all costs, legal fees and other expenses incurred by any of them in connection with legal action to require Distributor to comply with this Article 6.9.

Article 7. Termination

7.1      Termination of Agreement

7.1.1    Termination by Distributor

Distributor may terminate this Agreement by written notice to Company. Termination will be effective ninety (90) days after Company's receipt of such notice unless another date is agreed upon in writing.

7.1.2    Termination Due to Certain Acts or Events
Each of the following represents an act or event that is within the control of Distributor or its management or owners and which is so contrary to the spirit and objectives of this Agreement as to warrant its termination:

(a) the removal, resignation, withdrawal or elimination from Distributor, for any reason, of any Principal
         Manager or Principal Owner without the prior written approval of Company;

(b) any misrepresentation to Company by Distributor or by any Principal Manager or Principal Owner in applying for this Agreement or as to the record or beneficial ownership or management of Distributor or other related business interest;

(c) any attempted or actual sale, transfer or assignment by Distributor of this Agreement or any of the rights granted Distributor hereunder, or any attempted or actual transfer, assignment or delegation by Distributor of any of the responsibilities assumed by it under this Agreement, without the prior written approval of Company;

(d) any change, whether voluntary or involuntary, in the record or beneficial ownership of Distributor held by the Principal Owners as set forth in the current Management and Ownership Addendum, or any acquisition, of record or beneficially, of ten percent (10%) or more of the ownership interest in Distributor by any person or persons, without the prior written approval of Company;

(e)      any undertaking by Distributor or any of its Principal
         Owners or Principal Managers to conduct, either directly or indirectly, any of the Distributorship
         Operations at any unapproved location;

(f) any sale or other transfer, by operation of law or otherwise, or any relinquishment or discontinuance of use by Distributor, of any of the Distributorship Premises or other principal assets required or used in the conduct of the Distributorship Operations, without the prior written approval of Company;

(g) any dispute or disagreement between or among the owners or management personnel of Distributor which, in the opinion of Company, may adversely affect the Distributorship Operations or the interests of Distributor or Company;

(h) failure to pay accounts due to Company in accor-dance with provisions of the Terms of Sale Bulletin, if such failure occurs repetitively or if an undisputed balance is not paid within 90 days of the due date and/or failure to maintain lines of credit adequate to fulfill Distributor's responsibilities under this Agreement;

(i) insolvency of Distributor; filing of a voluntary petition in bankruptcy by Distributor; filing of an involuntary petition to have Distributor declared bankrupt provided that it is not vacated within thirty (30) days from date of filing; or the appointment of a receiver or trustee for Distributor provided that it is not vacated within thirty (30) days from date of filing; or execution by Distributor of an assignment for the benefit of creditors of any foreclosure or other due process of law whereby a third party acquires rights to the oper-ation, ownership or assets of Distributor; or execu-tion by Distributor of an assignment for the benefit of creditors;

(j)      failure of Distributor to conduct its customary
         Distributorship Operations during its customary busi-ness hours for seven (7) consecutive business days;

(k) conviction in a court of original jurisdiction of Distributor or any Principal Manager, Principal
         Owner or principal officer of Distributor of any crime which is punishable by imprisonment; or any finding by a government agency or court of original jurisdic-tion that Distributor had committed any unfair busi-ness practices which, in the opinion of Company, may adversely affect the reputation or interest of Distributor or Company;

(l) any submission by Distributor to Company of false applications or claims for any payment, credit, dis-count or allowance whether or not Distributor offers or makes restitution;

(m) the distribution or sale of new engines, new engine components or new service parts for engines or the servicing of engines, other than Products and Parts, except as permitted by Article 3.5 of this Agreement.

(n) refusal by Distributor to furnish timely sales or finan-cial information and related supporting data, or to permit Company to make an examination or audit of Distributor's accounts and records, provided such failure or refusal continues after receipt by Distributor from Company of a written request for such informa-tion or permission;

(o) willful failure of Distributor to comply with the provi-sions of any laws or regulations relating to the sale or service of Products and Parts.

When Company learns that any of the foregoing acts or events has occurred, Company will endeavor to discuss it with Distributor. Thereafter, Company may terminate this Agreement by giving Distributor written notice of termination, such termination to be effective upon receipt by Distributor of such notice or at such later date as may be specified in the notice.

7.1.3    Termination for Failure of Performance

If Company determines that Distributor has failed to perform any of its responsibilities under the Agreement, Company will review such failure with Distributor. As soon as practicable thereafter, Company will notify Distributor in writing of the nature of Distributor's failure of performance and of the period of time during which Distributor will be expected to remedy such failure, which shall be a minimum of three (3) months, or longer at the sole determination of Company, based on the facts. Distributor shall submit a plan to remedy the failure within 30 days of notice. If such plan has not been received in 30 days or the plan is found to be unacceptable to Company, Company may prepare a plan for Distributor setting forth the minimum remedial actions which must be implemented within a reasonable period established by Company, which shall be a least 30 days duration.

In the event Distributor fails to remedy the failure of performance or to comply with the above, Company may terminate this Agreement by giving Distributor Thirty (30) days advance written notice.

7.1.4    Termination Due to Death or Incapacity

Because this is a personal service contract, Company may terminate this Agreement by written notice to Distributor in the event of the death of a Principal Manager or Principal Owner or in the event Company determines that any Principal Manager is physically or mentally incapacitated so as to be unable to actively exercise full managerial authority for Distributor. The effective date of termination will be stated in such written notice and will be not less than ninety (90) days after receipt of such notice. Company shall waive its right to terminate under this provision if a plan for continuation of the Distributorship Operations has been submitted to, and approved by, Company pursuant to Article 9 of this Agreement and no substantial changes in circumstances have occurred subsequent to the approval of such plan.

7.1.5    Termination for Failure to be Licensed

If Company or Distributor fails to secure or maintain any license required for the performance of its obligations under this Agreement, or such license is suspended or revoked, irrespective of the cause, either party may immediately terminate this Agreement by giving the other party written notice.

7.1.6    Termination by Agreement

This Agreement may be terminated at any time by written agreement between Company and Distributor.

The provisions of Article 8, relating to termination assistance, will be applicable only to the extent set forth in the written termination agreement.

7.1.7    Reliance on Any Applicable Termination Provision

The terminating party may select the termination provision under which it elects to terminate without reference in its notice of termination to any other provision that may also be applicable. The terminating party may also subsequently assert other grounds for termination.

7.2      Transactions After Termination

7.2.1    Effect of Termination on Orders

If Company and Distributor do not enter into a new Distributor Agreement when this Agreement expires or is terminated, all orders of Distributor shall be automatically cancelled, except as provided in this Article 7.2. Termination or expiration of this Agreement will not release Distributor or Company from the obligation to pay any amounts owing the other, or which may become due.

7.2.2    Termination Deliveries

If this Agreement is terminated by Distributor, or is terminated because of the death of a Principal Manager or Principal Owner or incapacity of a Principal Manager without a termination deferral date, or if this Agreement expires and Company or an Affiliated Company or a successor company does not offer a new agreement to Distributor or to any replacement distributor that has substantially the same ownership (including total family ownership), Company will exert its best efforts to furnish Distributor with current Products to fill Distributor's bona fide customer orders on hand on the effective date of termination or expiration, not to exceed the total number of Products delivered to Distributor by Company during the ninety (90) days immediately preceding the effective date of termination or expiration, subject to the following conditions and limitations:

(a) Within ten (10) days following the effective date of termination or expiration, Distributor shall deliver to Company a written schedule of Distributor's bona fide customer orders on hand on the effective date of termination or expiration. Such schedule shall show the name and address of each customer and the details with respect to each Product ordered and shall specify each bona fide order against which Distributor desires Company to make delivery up to the total number of Products required to be delivered by Company as above described. Those orders for which delivery is thus specified by Distributor, and which are approved by Company, shall constitute Distributor's schedule of termination deliveries. No change or substitution may be made by Distributor in such schedule of termination deliveries, and Company will not be obligated to make delivery of any Product to Distributor except as specified there in. In the event of Distributor's failure to deliver to Company the detailed schedule above required, Distributor shall have no further right to receive ter-mination deliveries.

(b) Company may impose terms of payment different from those published in Terms of Sale Bulletins for such deliveries, based upon the business conditions at the time, and to require partial or complete pre-payment or other financial coverage by Distributor, prior to acceptance of the orders by Company.

(c) Distributor shall accept any Product required to be delivered by Company under this subsection. In the event of its failure to do so, Distributor shall have no further right to receive such Product or any other Product in lieu of it.

(d) Products shall be delivered by Company hereunder in substantial accordance with the schedules and basis of delivery in effect with respect to other Detroit Diesel Distributors as of the effective date of termi-nation.

(e) Distributor shall give Company notice immediately of cancellation, for any reason, of any order set forth in Distributor's schedule of termination deliveries.

(f) In the event of the cancellation, for any reason, of any order set forth in Distributor's schedule of termi-nation deliveries before delivery by Company of Product to apply against such order, Company shall be released from any obligation to make delivery of such Product.

7.2.3    Effect of Transactions After Termination

Neither Company's sale of Products or Parts to Distributor nor any other act by Company or Distributor after termination of this Agreement will be construed as a waiver of the termination.

Article 8. Termination Assistance

8.1      Deferral of Effective Date of Termination

If this Agreement is scheduled to terminate because of the death of a Principal Manager or Principal Owner or incapacity of a Principal Manager and Distributor requests an extension of the effective date of termination thirty (30) days prior to such date, Company may defer the effective date for up to 18 months after such death or incapacity occurs in order to assist Distributor in concluding its Distributorship Operations.

8.2      Purchase of Personal Property

8.2.1    Company's Obligations

If this Agreement expires or is terminated by either party, and Company or an Affiliated Company or a successor company does not offer a new agreement to Distributor or any replacement distributor that has substantially the same ownership (including total family ownership), Company will purchase the following items of personal property (herein called "Eligible items") from Distributor at the prices indicated:

(a) New model Products which are unused, undam-aged, unmodified and not deteriorated and that are owned by Distributor on the effective date of termi-nation or expiration and purchased from Company or from another source approved by Company dur-ing the twelve (12) month period immediately pre-ceding the effective date of termination and were not purchased from Company under any special non-returnable sales conditions, at Company's net price to Detroit Diesel, Distributors in effect when Distributor purchased such Products, including transportation charges which Distributor paid for shipment of such Products to its place of business, plus reimbursement for transportation charges to the destination specified by Company, less charges for any component originally furnished on or with any such product but not included when received by Company. If requested by Company, prior to the expiration or termination date of this Agreement, Distributor shall supply Company with a complete listing of and supporting documents for products covered in this subparagraph (a), including purchase price plus the cost of inbound transportation, the nature of purchase and purchase source.

(b)      Unused and undamaged Parts that:
         (i) are still in the original, resalable merchandising packages and in unbroken lots;
         (ii) are listed for sale in Company's current parts price schedules (except Parts listed as obsolete or superseded); and
         (iii) were purchased by Distributor either directly from Company, or from a predecessor distributor as part of a stock or asset purchase approved by Company.
         (iv) are within reasonable stocking quantities, based on Company's ability to sell. The total amount of any specific Part number subject to such repur-chase will not exceed the amount of such Part number purchased by Distributor from Company during the 18-month period immediately prior to the date of termination or expiration of the Agreement. Distributor may be required to sup-port such purchase quantities from business records.

The prices for such Parts will be Company's distributor prices as listed in the current parts price schedules in effect on the date of termination or expiration, less any applicable allowances, whether or not any such allowances were made to Distributor, when the Parts were purchased by Distributor, plus reimbursement for transportation charges to the destination specified by Company.

(c) Distributor's core account with all DDR centers shall be settled prior to any purchases of reliabilt Products or reliabilt Parts, unless otherwise approved by Company. After such settlement, following policies for purchase will apply:

         Unused, undamaged, non-obsolete and non-super seded reliabilt Products and reliabilt Parts, which are owned by Distributor on the effective date of termi-nation or expiration at a price equal to current net price to Distributor as published by Company or DDR exclusive of refundable core charge, plus a core value equal to the fair market value of such a core as determined by DDR. If Distributor has paid a refundable core charge of a reliabilt Part or Product and had the right to return an acceptable core at the time of termination to Company for refund of the core deposit, then the core value portion of the price will be replaced with the core deposit and Distributor's right to secure such core will cease.

         In no event shall the price (excluding core charges) set for any reliabilt Product or reliabilt Part exceed fifty (50) percent of the distributor price as listed in Company's current price schedules for a compar-able new Product or Part on the effective date of termination.

(d) Any signs owned by Distributor of a type currently recommended in writing by Company and bearing
         Marks, at a price based on fair market value agreed upon by Company and Distributor. If Company and Distributor cannot agree on a price, they will select a third party, who will set the price.

8.2.2    Responsibilities of Distributor
Company's obligation to purchase Eligible Items is subject to Distributor fulfilling its responsibility under this Article 8.2.2.

Within fifteen (15) days following the effective date of termination or expiration of this Agreement, Distributor will furnish Company with a list of unit or identification numbers of Products and such other information as Company may request pertaining to eligible Products to be purchased by Company. Distributor will deliver all such eligible Products to a destination determined by Company.

Within thirty (30) days following the effective date of termination or expiration of this Agreement, Distributor will mail or deliver to Company, a complete and separate list of each of the Eligible Items, other than Products. Company will provide written shipping instructions thirty (30) days after receipt of such lists.

Within thirty (30) days after receipt of instructions, Distributor will ship such Eligible Items, transportation charges prepaid, to the destination specified in the instructions.

Distributor will take such action and execute and deliver such instruments as may be necessary to (1) convey to Company good and marketable title to all Eligible Items to be purchased; (2) comply with the requirements of any applicable law relating to bulk sales or transfer; and (3) satisfy and discharge any liens or encumbrances on Eligible Items prior to their delivery to Company.

If Company provides termination assistance under both Articles 8.2 and 8.3, within thirty (30) days following the effective date of termination or expiration of this Agreement, Distributor or Distributor representatives will be responsible for the removal of all parts, products or other material not purchased by Company from the affected Distributorship Premises, subject to reasonable conditions as Company or assignee shall impose regarding access to the facilities.

8.2.3    Payment by Company

Company will pay Distributor for the Eligible Items purchased by it as soon as practicable following delivery to the destination specified by Company. Company may make any payment for such Eligible Items directly to anyone claiming a security or ownership interest in such Eligible Items.

If Company has not paid Distributor the purchase price of the Eligible Items within sixty (60) days after delivery Company will, at Distributor's written request, estimate the purchase price of the unpaid Eligible Items and all other amounts owed Distributor by Company. After deducting the amounts estimated to be owing Company by Distributor, Company will advance Distributor seventy-five percent (75%) of the net amount owed Distributor and will pay the balance, if any, as soon as practicable thereafter. Company may withhold payment or final payment until Distributor fulfills its obligations relating to discontinuance of use of Company Marks upon termination as set forth in Article 6.9.3. Company shall be relieved of any obligation to purchase Eligible Items pursuant to this Article 8.2 if Company is prohibited for any reason from exercising its rights under Article 10.8.

8.2.4    Assignment of Rights

If Company decides to appoint a replacement distributor at Distributor's location, Distributor may sell its Eligible Items and, if approved in writing by Company, assign its rights under this Article 8.2 to Company's designated replacement distributor, provided the replacement distributor assumes Distributor's obligations under this Article 8.2.

8.3      Assistance on Distributorship Premises

8.3.1    Company's Obligation

Company agrees to give Distributor the assistance provided by this Article 8.3 with regard to Distributorship Premises if (a) this Agreement is terminated by Company for failure of performance of Distributor or because of the death of a Principal Manager or Principal Owner or incapacity of a Principal Manager without a termination deferral date, or if this Agreement expires; and (b) Company or an Affiliated Company or a successor company does not offer a new distributor agreement to Distributor or to any replacement distributor that has substantially the same ownership (including total family ownership). Such assistance shall be given only on Distributorship Premises that are described in the Distributorship Locations and Premises Addendum and to the extent that such Premises are used solely for Distributorship Operations.

Company shall be relieved of any obligation to provide the assistance pursuant to this Article 8.3 if Company is prohibited for any reason from exercising its rights under Article 10.8.

Any request by Distributor for such assistance must be in writing and received by Company within thirty (30) days of the expiration or termination of this Agreement.

Distributorship Premises that consist of more than one parcel of property or more than one building, each of which is separately usable, distinct and apart from the whole or any other part with appropriate ingress or egress, shall be considered separately under this Article 8.3.

8.3.2    Owned Distributorship Premises

Company will provide assistance on owned Distributorship Premises by either: (a) locating a purchaser who will offer to purchase at a reasonable price that portion of the Distributorship Premises used in the promotion or sale and servicing of Products and Parts; or (b) locating a lessee who will offer to lease the premises for a reasonable term at a reasonable rent.
If Company does not locate a purchaser or lessee within a reasonable time, Company will itself either purchase for a reasonable price or, at its option, lease, at a reasonable rent, for a reasonable term equal to the lesser of the remaining term of the current lease or the remaining term of the current Agreement, but in no case less than 12 months, that portion of the Distributorship premises used solely in the promotion, sale or servicing of Products and Parts.

Rather than purchase or lease, at its election, Company may pay a Distributor a sum equal to the amount which would be due under this Article 8.3.2 (as determined by the above paragraph) immediately following the effective date of termination of this Agreement on that portion of the Distributorship Premises used solely for Distributorship Operations.

8.3.3    Leased Distributorship Premises

Company will provide assistance on leased Distributor-ship Premises by either:

(a) locating a tenant(s) satisfactory to the lessor, who will sublet for the balance of the lease or assume the lease; or

(b) arranging with the lessor for the cancellation of the lease without penalty to Distributor; or

(c) reimbursing Distributor for the rent specified in the lease or settlement agreement for the lesser of the remaining term of the current lease or the remaining term of the current Agreement, but in no case less than 12 months.

Upon request, Distributor will use its best efforts to effect a settlement of the lease with the lessor, subject to Company's prior approval of the terms of such settlement. Company is not obligated to reimburse Distributor for rent for any month during which the Distributorship Premises are occupied by Distributor or anyone else after the first (1st) month following the effective date of termination or expiration.

8.3.4    Reasonable Rent and Reasonable Price

Company and Distributor will fix the amount of a reasonable rent and a reasonable price for the Distributorship Premises by agreement at the time Distributor requests assistance.

The factors to be considered in fixing those amounts are:

(a)      the adequacy and desirability of the Distributorship
         Premises for an authorized power products distribu-torship operation; and

(b)      the fair market value of the Distributorship Premises.

If Company and Distributor cannot agree, the fair market value shall be that determined by the median appraisal of three qualified real estate appraisers, of whom Distributor and Company shall each select one, and the two selected shall select a third. The cost of required appraisals shall be shared equally by Distributor and Company.

8.3.5    Limitations on Obligation to                       Provide Assistance

Prior to any assistance under Articles 8.3.2 and/or 8.3.3 related to the real property of a specific Distributorship Location, Distributorship will provide a recent phase I environmental report, or other customary report, acceptable to Company, which indicates compliance with all applicable environmental laws and regulations. Company shall not provide assistance under either Article
8.3.2 or 8.3.3 unless Distributor shall, prior to Company or its assignees taking possession of the facility, have remedied to Company's satisfaction, any violations of such laws and regulations, whether determined under such prior assessments or assessments conducted by Company prior to execution of termination assistance under this Article.

In addition, Company shall not be olbigated to provide assistance on Distibutorship Premises if Distributor:

(a) fails to accept a bona fide offer from a prospective purchaser, sublessee or assignee;

(b) refuses to execute a settlement agreement with the lessor if such agreement would be without cost to Distributor;

(c) refuses to use its best efforts to effect a settlement when requested by Company;

(d) refuses to permit Company to examine Distributor's books and records, if necessary, to verify claims of Distributor under this Article 8.3.

Any amount payable by Company as rental reimbursement or reasonable rent shall be proportionately reduced if the Distributorship Premises are leased or sold to another party during the period for which such amount is payable. Payment of any such rental reimbursement or reasonable rent shall be waived by Distributor if it does not file its claim therefor within sixty (60) days after the expiration of the period covered by the payment. Upon request, Distributor will support its claim with satisfactory evidence of its accuracy and reasonableness.

8.4      Company's Right of First Refusal

At any time that Distributor has received a bona fide written buy/sell agreement for the sale or other disposition of any portion or all of any of its Distributorship Operations, it shall give written notice to Company, setting forth the price, terms and conditions thereof. As soon as possible, but no later than forty-five (45) days after receipt of such notice, Company may elect to purchase the Distributorship Operations at the same terms and conditions as set forth in the written buy/sell agreement. Upon written notice to Distributor of its election hereunder, Company shall assume the buyer's rights and obligations under such agreement. After being exercised, Company's rights may be assigned to any party and Company hereby agrees to guarantee the full payment of the purchase price by such assignee.

Article 9. Successor and Replacement Distributor

9.1      Rights of Company

9.1.1    Selection of Distributors

Company has the right to select each successor and replacement distributor and to approve its principal manager(s) and principal owner(s) and the location of its distributorship facilities. Company shall endeavor to select the most suitable candidate in each circumstance.

9.1.2    Review of Applications

In selecting replacement distributors, Company may process applications for a replacement distributor agreement, and may consult with applicants on any aspect of the proposal or Company requirements, at any time after a notice of termination or expiration has been served or Distributor has proposed a sale of assets or change of ownership or management. Any such replacement distributor agreement shall not become effective prior to the effective date of termination or expiration of this Agreement.

9.2      Succession Rights Upon Death or Incapacity

9.2.1    Rights Under Successor Addendum

Upon request, Company will execute with Distributor a Successor Addendum designating proposed principal manager(s) and/or principal owner(s) of a successor distributorship to be established if this Agreement expires or is terminated because of death or incapacity. The Successor Addendum must be executed by all owners and Principal Managers.

To be named in the Successor Addendum, a proposed principal manager must be, and must continue to be, employed on a full-time basis by Distributor or a comparable distributorship and be already qualified or be in training to qualify as Principal Manager. All proposed owners must be acceptable to Company. Company will, upon request, execute a new Successor Addendum upon the expiration of this Agreement provided a new and superseding distributor agreement is executed with Distributor, and the proposed principal manager complies with the current requirements to be considered as a successor.

9.2.2    Rights of Remaining Distributor Principal Managers and Owners

If this Agreement expires or is terminated because of death or incapacity and Distributor and Company have not executed a Successor Addendum, the remaining Principal Manager(s) or if there is no remaining Principal Manager, the remaining owners may propose a successor distributor entity to continue the Distributorship Operations at the Distributorship Location. The proposal must be made at least sixty (60) days prior to the expiration or termination of this Agreement by submitting a written proposal to Company.

The proposal shall be accepted by Company if it complies with the requirements of Article 9.2.3 and Distributor has not been previously notified by Company that it may discontinue Distributorship Operations at the Distributorship Location.

9.2.3    Successor Distributor Requirements

Company will give first consideration to, and will not arbitrarily refuse to accept, a proposal to establish a successor distributor submitted under this Article 9.2, provided:

(a) the proposed successor owner and the proposed principal manager are ready, willing and able to com-ply with the requirements of a new distributor agree-ment at an approved location;

(b) Company approves the proposed principal manager and all proposed owners not previously approved in connection with the existing Distributorship
         Operations; and

(c) the proposed principal manager will own an unen-cumbered ownership interest of at least ten percent
         (10%) (or less if approved by Company) in the pro-posed distributor.

9.2.4    New Successor Addendum

Distributor may cancel an executed Successor Addendum at any time prior to the death of any party named as Principal Manager. Company may cancel an executed Successor Addendum only if the proposed principal manager no longer complies with the requirements of Article 9.2.1. The parties may execute a new and superseding Successor Addendum by mutual agreement.

9.3      Other Changes in Management and Ownership or Sale of Assets

Distributor shall give Company prior written notice of any proposed change in its Principal Manager(s) or Principal Owner(s) or any proposed disposition of its principal assets. In turn, Company agrees to consider Distributor's proposal under the standards identified in this Agreement and not to arbitrarily refuse to agree to such proposal. In determining whether the proposal is acceptable to it, Company will take into account factors such as the personal, business and financial qualifications of the proposed principal manager and principal owner, as well as Company's interest in promoting and preserving competition. Distributor shall be notified in writing of Company's agreement or disagreement to Distributor's proposal within sixty (60) days after Distributor has furnished all applications and information reasonably requested by Company to evaluate such proposal. Any proposed change in management and/or ownership that is acceptable to Company will be reflected by the execution of a new and superseding Management and Ownership Addendum or a new Distributor Agreement. Distributor acknowledges that the occurrence of any such change or disposition without prior written agreement by Company is cause for termination of this Agreement.

Any material change in Distributor's proposal shall be treated as a new proposal for purposes of this Article 9.

Prior written approval is not required where the transfer of ownership to an individual is not more than ten (10) percent in a calendar year and (a) pursuant to a Company approved agreement; or (b) between existing owners of Distributor previously approved by Company where there is no resulting change in majority ownership or voting control, and provided the Principal Manager's ownership interest will not be reduced below ten (10) percent (unless approved otherwise by Company). Distributor agrees to notify Company within thirty (30) days of the date of the change and to execute a new Management and Ownership Addendum.

Article 10. General Provisions

10.1     No Agent or Legal Representative

This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. Neither party owes the other any fiduciary obligation.

10.2     Distributor's Responsibility for Its Operations

Except as provided otherwise in this Agreement, Company has no liability in connection with the establishment or conduct of the Distributorship operations, and Distributor will be solely responsible for all expenditures, liabilities and obligations incurred or assumed by Distributor in connection with Distributor's responsibilities under this Agreement.

10.3     Taxes

Distributor will pay all local, state, federal or other applicable taxes and file required tax returns related to its Distributorship operations and will hold Company harmless from any claims or demands made by any taxing authority with respect thereto.

10.4     Indemnification by Company

Upon prior written request, Company will assume the defense of Distributor and indemnify Distributor against any judgment for monetary damages, less any offset recovered by Distributor, in any lawsuit naming Distributor as a defendant and relating to any Product or Part that has not been altered when the lawsuit concerns:

(a) breach of the Company warranty related to the Product or Part, bodily injury or property damage claimed to have been caused solely by a defect in the design, manufacture or assembly of a Product or Part by Company (other than a defect which should have been detected by Distributor in a reasonable inspection of the Product or Part);

(b) failure of the Product or Part to conform to the description set forth in advertisements or product brochures distributed by Company because of changes in standard equipment or material compo-nent parts unless Distributor received notice of the changes prior to retail delivery of the affected Product or Part by Distributor; or

(c) any substantial damage to a Product or Part pur-chased by Distributor from Company which has been repaired by Company unless Distributor has been notified of the repair in writing prior to retail delivery of the affected Product.

If Company reasonably concludes that allegations other than those set forth in
Article 10.4(a) through 10.4(c) above are being pursued in the lawsuit, Company shall have the right to decline to accept the defense or indemnify Distributor or, after accepting the defense, to transfer the defense back to Distributor and withdraw its agreement to indemnify Distributor.
Procedures for requesting indemnification, administrative details, and limitations are contained in the Service Policy Manual. The obligations assumed by Company are limited to those specifically described in this Article 10.4 and in the Service Policy Manual and are conditioned upon compliance by Distributor with the procedures described in the Service Policy Manual.

This Article 10.4 shall not affect any right either party may have to seek indemnification or contribution under any other contract or by law and such rights are hereby expressly preserved.

10.5     Notices

Any notice required to be given by either party to the other in connection with this Agreement will be in writing and delivered personally or by mail. Except as otherwise specifically set forth in Article 10.4, notices to Distributor will be directed to Distributor or its representatives at Distributor's principal place of business and notices by Distributor will be directed to the Company at its headquarters address.

Notices in respect of matters other than termination or modification of this Agreement may instead be transmitted by means of cable, telex, or facsimile transmission.

10.6     No Implied Waivers

The failure of either party to require performance by the other party of any provision hereof will in no way affect the right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not constitute a waiver of any succeeding breach of the same or any other provision nor constitute a waiver of the provision itself.

10.7     Assignment of Rights

Except as provided in this Agreement, neither this Agreement nor the rights or obligations of the Distributor hereunder may be sold, assigned, delegated or otherwise transferred without the written approval of Company. Company may assign this Agreement, assign any rights or obligations under this Agreement, or delegate any performance obligations under this Agreement to any Affiliated Company or successor company and will provide written notice of any such assignment or delegation to Distributor.

10.8     Accounts Payable

In addition to any right of set off provided by law, all monies or accounts due Distributor shall be considered net of indebtedness of Distributor to Company (including indebtedness arising from the chargeback to Distributor of any claims previously credited to Distributor and subsequently found to have been not properly payable) and Company may deduct any amounts due or to become due from Distributor to Company or any amounts held by Company from any sums or accounts due or to become due from Company to Distributor.

10.9     Applicable Law

This Agreement is governed by the laws of the State of Michigan. However, if performance under this Agreement is illegal under a valid law of any jurisdiction where such performance is to take place, the performance will be modified to the minimum extent necessary to comply with such law if it was effective on the date of execution of this Agreement.

10.10    Sole Agreement of Parties

Except as otherwise provided or referred to herein, Company has made no promises to Distributor or any Principal Manager or Principal owner and there are no other agreements or understandings, either oral or in writing, between the parties affecting this Agreement or relating to any of the subject matters covered by this Agreement.

Except as otherwise provided herein, this Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

No agreement between Company and Distributor which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement, will be binding unless it is approved in writing in accordance with Paragraph SIXTH of this Agreement.

10.11    New and Superseding Agreements

In the event a new and superseding form of distributor agreement is offered by Company to Detroit Diesel Distributors generally at any time prior to the expiration of the term of this Agreement, Company may terminate this Agreement by prior written notice to Distributor, provided Company offers Distributor a new agreement in the new and superseding form for a term of not less than the then unexpired term of this Agreement.

Unless otherwise agreed in writing, the rights and obligations of Distributor that may become applicable upon any termination or expiration of the term of this Agreement shall not be applicable in the event of the execution by Company and Distributor of any new and superseding agreement. The matured rights and obligations of the parties hereunder shall continue under the new agreement.

Distributor's performance under any prior agreements may be considered in an evaluation of Distributor's performance under this, or any succeeding, agreement.

10.12    Captions

The captions in this Agreement are for convenience of reference only and will not otherwise affect the meaning hereof.

10.13    Severability

The provisions of this Agreement shall be severable, and the invalidity or the unenforceability of any provisions hereof shall not affect the validity or enforceability of the remaining provisions.

10.14    Language

The parties hereto acknowledge that they have requested that this Agreement and any and all documents in any way related thereto or in any way evidencing contractual relationships between the parties hereto be drawn up in the English language only. Les parties aux presentes reconnaissent avoir demande que cette entente ainsi que tous les documents de quelque nature que ce soit s'y rapportant ou constatant les relations contractuelles entre les parties aux presentes, ne soient rediges qu'en anglais seulement.